Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--April 18, 2023
FIRST QUARTER 2023 FINANCIAL RESULTS

Fourth Quarter Highlights:

Net income	Earnings per share	PPNR[1]	Net interest margin	Efficiency ratio[1]	Book value per common share
$142.2 million	$1.28	$351.6 million	3.79%	43.2%	$47.72
	$2.30[1], as adjusted				$41.56[1], excluding goodwill and intangibles

CEO COMMENTARY:
“The flexibility of our diversified, national commercial banking strategy, with a broad range of value-added deposit channels and deep commercial customer relationships in a wide variety of sectors and geographies, all contributed to our firm’s resilience in the face of recent turbulence in the banking industry,” said Kenneth A. Vecchione, President and Chief Executive Officer. “We believe our focus on sound financial fundamentals and stable asset quality have helped us navigate through this challenging time. As we move forward with a renewed perspective, we are well-positioned to expand our client relationships and continue to achieve a strong return profile. Balance sheet repositioning, which included surgical sale of assets and loan reclassifications, resulted in after tax net non-operating charges of $109.7 million, but will have an immediate accretive impact to regulatory capital and allow us to prioritize core client relationships with holistic lending, deposit, and treasury management needs. The Company earned through these charges and achieved net income of $142.2 million and earnings per share of $1.28 for the quarter, increasing tangible book value per share[1] 3.3% to $41.56 from year-end with a CET1 ratio of 9.4%. While we experienced elevated net deposit outflows immediately following the closure of other banks, deposit balances quickly stabilized with end of quarter deposits of $47.6 billion. Since March 31, deposits have increased an additional $2.0 billion through April 14, with total insured deposits representing 73% of total deposits, which is well above industry norms compared to the 50 largest U.S. banks. Immediately available liquidity exceeds uninsured deposits, with a coverage ratio of 158% as of April 14. As we travel through the year and into 2024, capital expectations are targeted against a higher CET1 ratio at or above 11% with greater liquidity to be evidenced by a loan-to-deposit ratio in the mid-80% range. Balance sheet and earnings trajectory will be informed by these guideposts.”

LINKED-QUARTER BASIS	YEAR-OVER-YEAR

FINANCIAL HIGHLIGHTS:
▪Net income of $142.2 million and earnings per share of $1.28, compared to $293.0 million and $2.67, respectively
▪Adjusted earnings per share1 of $2.30 decreased from $2.74
▪Net revenue of $551.9 million, a decrease of 21.3%, or $149.3 million, compared to an increase in non-interest expenses of 4.3%, or $14.5 million
▪Adjusted net revenue1 of $712.2 million, an increase of $1.9 million
▪Pre-provision net revenue1 of $351.6 million, down $25.3 million from $376.9 million
▪Effective tax rate of 23.0%, compared to 19.7%
▪Net income of $142.2 million and earnings per share of $1.28, down 40.8% and 42.3%, from $240.1 million and $2.22, respectively
▪Adjusted earnings per share1 of $2.30 increased from $2.22
▪Net revenue of $551.9 million, a decrease of 0.7%, or $3.9 million, compared to an increase in non-interest expenses of 39.9%, or $99.3 million
▪Adjusted net revenue1 of $712.2 million, an increase of $156.7 million
▪Pre-provision net revenue1 of $351.6 million, up $44.7 million from $306.9 million
▪Effective tax rate of 23.0%, compared to 19.5%

FINANCIAL POSITION RESULTS:
▪HFI loans of $46.4 billion, down $5.4 billion, or 10.5%
▪Total deposits of $47.6 billion, down $6.1 billion, or 11.3%
▪Stockholders' equity of $5.5 billion, up $165 million
▪Increase in HFI loans of $5.3 billion, or 12.9%
▪Decrease in total deposits of $4.6 billion, or 8.8%
▪Increase in stockholders' equity of $509 million

LOANS AND ASSET QUALITY:
▪Nonperforming assets (nonaccrual loans and repossessed assets) to total assets of 0.17%, compared to 0.14%
▪Annualized net loan charge-offs to average loans outstanding of 0.05%, compared to 0.01%
▪Nonperforming assets to total assets of 0.17%, compared to 0.17%
▪Annualized net loan charge-offs to average loans outstanding of 0.05%, compared to approximately 0.00%

KEY PERFORMANCE METRICS:
▪Net interest margin of 3.79% decreased from 3.98%
▪Return on average assets and on tangible common equity1 of 0.81% and 12.2%, compared to 1.67% and 27.0%, respectively
▪Adjusted return on average assets1 and adjusted tangible common equity1 of 1.43% and 21.9% compared to 1.71% and 27.7%, respectively
▪Tangible common equity ratio1 of 6.5%, compared to 6.5%
▪CET 1 ratio of 9.4% increased from 9.3%
▪Tangible book value per share1, net of tax, of $41.56, an increase of 3.3% from $40.25
▪Efficiency ratio1 of 43.2%, compared to 39.4%
▪Net interest margin of 3.79% increased from 3.32%
▪Return on average assets and on tangible common equity1 of 0.81% and 12.2%, compared to 1.64% and 23.9%, respectively
▪Adjusted return on average assets1 and adjusted tangible common equity1 of 1.43% and 21.9% compared to 1.64% and 23.9%, respectively
▪Tangible common equity ratio1 of 6.5% decreased from 6.7%
▪CET 1 ratio of 9.4% increased from 9.0%
▪Tangible book value per share1, net of tax, of $41.56, an increase of 11.9% from $37.13
▪Efficiency ratio1 of 43.2%, compared to 43.2%
1     See reconciliation of Non-GAAP Financial Measures starting on page 18.

Income Statement
Net interest income was $609.9 million in the first quarter 2023, a decrease of $29.8 million from $639.7 million in the fourth quarter 2022, and an increase of $160.4 million, or 35.7%, compared to the first quarter 2022. The decrease in net interest income from the fourth quarter 2022 is due to an increase in average balances of short-term borrowings and interest bearing deposits, combined with higher average interest rates. These were partially offset by higher yields on HFI loans and an increase in the average cash balance. The net interest income increase from the first quarter 2022 was driven by HFI loan growth and higher yields on HFI loans, partially offset by an increase in other borrowings and higher interest rates on liabilities.
The Company recorded a provision for credit losses of $19.4 million in the first quarter 2023, an increase of $16.3 million from $3.1 million in the fourth quarter 2022, and an increase of $10.4 million from $9.0 million in the first quarter 2022. The provision for credit losses during the first quarter 2023 is primarily due to a charge-off of a corporate debt security from a financial institution issuer and heightened economic uncertainty, offset by a decrease in HFI loans as the Company transferred $6.0 billion of held for investment loans to held for sale as part of its balance sheet repositioning plan to strengthen regulatory capital.
The Company’s net interest margin in the first quarter 2023 was 3.79%, a decrease from 3.98% in the fourth quarter 2022, and an increase from 3.32% in the first quarter 2022. Higher balances and rates on borrowings and interest bearing deposits drove a decrease in net interest margin, with higher yields on HFI loans partially offsetting the decrease. The increase in net interest margin from the first quarter 2022 was driven by HFI loan growth plus an increase in rates, partially offset by higher deposits and borrowings balances and rates.
Non-interest income was $(58.0) million, or $102.3 million after adjusting for losses on security sales and fair value adjustments, for the first quarter 2023, compared to $61.5 million for the fourth quarter 2022, and $106.3 million for the first quarter 2022. Fair value loss adjustments of $147.8 million are primarily related to the transfer of $6.0 billion of held for investment loans to held for sale. This decrease in non-interest income for the quarter was partially offset by a $20.5 million increase in net loan servicing revenue due to an increase in fees and the value of MSRs as well as a $6.0 million increase in net gain on loan origination and sale activities from an increase in spreads and gains from trading activity. The $164.3 million decrease from the first quarter 2022 was driven by fair value loss adjustments from HFI loans transferred to HFS and losses from sales of investment securities.

Net revenue was $551.9 million for the first quarter 2023, compared to $701.2 million and $555.8 million for the fourth quarter 2022 and first quarter 2022, respectively. After adjusting for losses on security sales and fair value adjustments, net revenue1 was $712.2 million for the first quarter 2023, an increase of $1.9 million, compared to $710.3 million for the fourth quarter 2022, and an increase of $156.7 million, or 28.2%, compared to $555.5 million for the first quarter 2022.
Non-interest expense was $347.9 million, or $360.6 million after adjusting for gain on extinguishment of debt from payoff of credit linked notes, for the first quarter 2023, compared to $333.4 million for the fourth quarter 2022, and $248.6 million for the first quarter 2022. The Company’s adjusted efficiency ratio1 was 43.2% for the first quarter 2023, compared to 39.4% in the fourth quarter 2022, and 43.2% for the first quarter 2022. The increase in non-interest expense from the fourth quarter 2022 is due primarily to higher salaries and benefits costs. The increase in non-interest expense from the first quarter 2022 is attributable to increased deposit costs.
Income tax expense was $42.4 million for the first quarter 2023, compared to $71.7 million for the fourth quarter 2022, and $58.1 million for the first quarter 2022.
Net income was $142.2 million for the first quarter 2023, a decrease of $150.8 million from $293.0 million for the fourth quarter 2022, and a decrease of $97.9 million from $240.1 million for the first quarter 2022. Earnings per share totaled $1.28 for the first quarter 2023, compared to $2.67 for the fourth quarter 2022, and $2.22 for the first quarter 2022. Earnings per share1 adjusted for losses on security sales, fair value loss adjustments and gain on extinguishment of debt was $2.30 for the first quarter 2023, compared to $2.74 and $2.22 for the fourth quarter 2022 and first quarter 2022, respectively.
The Company views its pre-provision net revenue1 ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net revenue1 less non-interest expense1. For the first quarter 2023, the Company’s PPNR1 was $351.6 million, down $25.3 million from $376.9 million in the fourth quarter 2022, and up $44.7 million from $306.9 million in the first quarter 2022.
The Company had 3,340 full-time equivalent employees and 57 offices at March 31, 2023, compared to 3,365 employees and 56 offices at December 31, 2022, and 3,170 employees and 60 offices at March 31, 2022.

1    See reconciliation of Non-GAAP Financial Measures starting on page 18.

Balance Sheet
HFI loans, net of deferred fees totaled $46.4 billion at March 31, 2023, compared to $51.9 billion at December 31, 2022, and $41.1 billion at March 31, 2022. The decrease in HFI loans of $5.4 billion from the prior quarter was driven by a decrease of $5.2 billion in commercial and industrial loans as $5.4 billion of commercial and industrial loans were transferred to HFS as of quarter-end. In addition, residential real estate loans decreased $904 million ($490 million transferred to HFS), partially offset by increases of $394 million in construction and land development and $298 million in CRE non-owner occupied loans ($110 million transferred to HFS). From March 31, 2022, HFI loan growth of $5.3 billion, was primarily driven by residential real estate, CRE non-owner occupied, and construction and land development loans which increased $3.8 billion, $2.8 billion, and $1.1 billion, respectively, offset by commercial and industrial loans which decreased $2.4 billion.
The Company's allowance for credit losses on HFI loans consists of an allowance for funded HFI loans and an allowance for unfunded loan commitments. At March 31, 2023, the allowance for loan losses to funded HFI loans ratio was 0.66%, compared to 0.60% at December 31, 2022, and 0.63% at March 31, 2022. The allowance for credit losses, which includes the allowance for unfunded loan commitments, to funded HFI loans ratio was 0.75% at March 31, 2023, compared to 0.69% at December 31, 2022, and 0.73% at March 31, 2022. The Company is a party to credit linked note transactions, which effectively transfer a portion of the risk of losses on reference pools of loans to the purchasers of the notes. As of March 31, 2023, December 31, 2022, and March 31, 2022, the Company is protected from first credit losses on reference pools of loans totaling $11.0 billion, $12.0 billion, and $5.4 billion, respectively, under these transactions. However, as these note transactions are considered to be free standing credit enhancements, the allowance for credit losses cannot be reduced by the expected credit losses that may be mitigated by these notes. Accordingly, the allowance for loan and credit losses ratios include an allowance of $20.8 million as of March 31, 2023, $21.9 million as of December 31, 2022, and $9.5 million as of March 31, 2022, related to these pools of loans. The allowance for credit losses to funded HFI loans ratio, adjusted to reduce the HFI loan balance by the amount of loans in covered reference pools, was 0.95% at March 31, 2023, 0.89% at December 31, 2022, and 0.84% at March 31, 2022.
Deposits totaled $47.6 billion at March 31, 2023, a decrease of $6.1 billion from $53.6 billion at December 31, 2022, and a decrease of $4.6 billion from $52.2 billion at March 31, 2022. By deposit type, the decrease from the prior quarter is attributable to a decrease of $5.6 billion from savings and money market accounts and $3.2 billion from non-interest bearing demand deposits, partially offset by increases of $1.5 billion from certificates of deposits and $1.2 billion from interest bearing demand deposits. From March 31, 2022, non-interest bearing demand deposits and savings and money market accounts decreased $7.1 billion and $4.7 billion, respectively. These decreases were partially offset by increases in certificates of deposit and interest-bearing demand deposits of $4.7 billion and $2.5 billion, respectively. Non-interest bearing deposits were $16.5 billion at March 31, 2023, compared to $19.7 billion at December 31, 2022, and $23.5 billion at March 31, 2022.
The table below shows the Company's deposit types as a percentage of total deposits:

	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022
Non-interest bearing	34.6%	36.7%	45.1%
Savings and money market	29.1	36.2	35.6
Interest-bearing demand	22.5	17.7	15.8
Certificates of deposit	13.8	9.4	3.5
The Company’s ratio of HFI loans to deposits was 97.6% at March 31, 2023, compared to 96.7% at December 31, 2022, and 78.8% at March 31, 2022.
Borrowings were $15.9 billion at March 31, 2023, $6.3 billion at December 31, 2022, and $833 million at March 31, 2022. Borrowings increased from December 31, 2022 due primarily to an increase in short-term borrowings of $9.8 billion offset by payoffs of credit linked notes of $265 million. The increase in borrowings from March 31, 2022 is due to an increase in short-term borrowings of $14.7 billion and issuance of $579 million of credit linked notes, net of issuance costs, during 2022, less payoffs of credit linked notes in the first quarter of 2023.
Qualifying debt totaled $895 million at March 31, 2023, compared to $893 million at December 31, 2022 and March 31, 2022.
Stockholders’ equity was $5.5 billion at March 31, 2023, compared to $5.4 billion at December 31, 2022 and $5.0 billion at March 31, 2022. The increase in stockholders’ equity quarter over quarter was due to net income and unrealized fair value gains of approximately $71 million on the Company's available for sale securities, which are recorded in other comprehensive (loss) income, net of tax, partially offset by dividends to shareholders. A cash dividend of $0.36 per share was paid to common shareholders on March 3, 2023, totaling $39.4 million, and a cash dividend of $0.27 per depository share was paid to preferred shareholders on March 30, 2023, totaling $3.2 million. The increase in stockholders' equity from March 31, 2022 is primarily a function of net income and sales of common stock under the Company's ATM program, partially offset by dividends to shareholders and unrealized fair value losses on available for sale securities.
At March 31, 2023, tangible common equity, net of tax1, was 6.5% of tangible assets1 and total capital was 12.1% of risk-weighted assets. The Company’s tangible book value per share1 was $41.56 at March 31, 2023, an increase of 3.3% from $40.25 at December 31, 2022, and up 11.9% from $37.13 at March 31, 2022. The increase in tangible book value per share from December 31, 2022 is attributable to net income and unrealized fair value gains on the Company's available for sale securities.
Total assets increased 4.9% to $71.0 billion at March 31, 2023, from $67.7 billion at December 31, 2022, and increased 17.3% from $60.6 billion at March 31, 2022. The increase in total assets from December 31, 2022 and March 31, 2022 was driven by an increase in cash and investments.
1     See reconciliation of Non-GAAP Financial Measures starting on page 18.

Asset Quality
Provision for credit losses totaled $19.4 million for the first quarter 2023, compared to $3.1 million for the fourth quarter 2022, and $9.0 million for the first quarter 2022. Net loan charge-offs in the first quarter 2023 were $6.0 million, or 0.05% of average loans (annualized), compared to $1.8 million, or 0.01%, in the fourth quarter 2022, and $0.2 million, or approximately 0.00%, in the first quarter 2022.
Nonaccrual loans increased $22 million to $107 million during the quarter and increased $16 million from March 31, 2022. Loans past due 90 days and still accruing interest were $1 million (excluding government guaranteed loans of $494 million) at March 31, 2023, compared to zero at December 31, 2022 and March 31, 2022 (excluding government guaranteed loans of $582 million and zero at December 31, 2022 and March 31, 2022, respectively). Loans past due 30-89 days and still accruing interest totaled $58 million (excluding government guaranteed loans of $281 million) at March 31, 2023, a decrease from $70 million at December 31, 2022, and flat from $58 million at March 31, 2022 (excluding government guaranteed loans of $334 million and zero at December 31, 2022 and March 31, 2022, respectively).
Repossessed assets totaled $11 million at March 31, 2023, flat from December 31, 2022, and a $1 million decrease from $12 million at March 31, 2022. Classified assets totaled $459 million at March 31, 2023, an increase of $66 million from $393 million at December 31, 2022, and an increase of $94 million from $365 million at March 31, 2022.
The ratio of classified assets to Tier 1 capital plus the allowance for credit losses, a common regulatory measure of asset quality, was 7.8% at March 31, 2023, compared to 6.8% at December 31, 2022, and 7.4% at March 31, 2022.

1     See reconciliation of Non-GAAP Financial Measures starting on page 18.

Segment Highlights
The Company's reportable segments are aggregated with a focus on products and services offered and consist of three reportable segments:
–Commercial segment: provides commercial banking and treasury management products and services to small and middle-market businesses, specialized banking services to sophisticated commercial institutions and investors within niche industries, as well as financial services to the real estate industry.
–Consumer Related segment: offers both commercial banking services to enterprises in consumer-related sectors and consumer banking services, such as residential mortgage banking.
–Corporate & Other segment: consists of the Company's investment portfolio, Corporate borrowings and other related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Commercial and Consumer Related segments include loan and deposit growth, asset quality, and pre-tax income.
The Commercial segment reported an HFI loan balance of $27.3 billion at March 31, 2023, a decrease of $4.1 billion during the quarter, and an increase of $1.5 billion during the last twelve months. The Commercial segment also has loans held for sale of $4.7 billion at March 31, 2023. Deposits for the Commercial segment totaled $22.0 billion at March 31, 2023, a decrease of $7.5 billion during the quarter, and a decrease of $8.1 billion during the last twelve months.
Pre-tax income for the Commercial segment was $159.4 million for the three months ended March 31, 2023, a decrease of $161.1 million from the three months ended December 31, 2022, and a decrease of $77.4 million from the three months ended March 31, 2022.
The Consumer Related segment reported an HFI loan balance of $19.2 billion at March 31, 2023, a decrease of $1.3 billion during the quarter, and an increase of $3.8 billion during the last twelve months. The Consumer Related segment also has loans held for sale of $2.3 billion at March 31, 2023, an increase of $1.1 billion during the quarter, and a decrease of $2.5 billion during the last twelve months. Deposits for the Consumer Related segment totaled $20.0 billion, an increase of $1.5 billion during the quarter and during the last twelve months.
Pre-tax income for the Consumer Related segment was $56.8 million for the three months ended March 31, 2023, a decrease of $13.0 million from the three months ended December 31, 2022, and a decrease of $70.1 million from the three months ended March 31, 2022.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its first quarter 2023 financial results at 12:00 p.m. ET on Wednesday, April 19, 2023. Participants may access the call by dialing 1-833-470-1428 and using access code 192362 or via live audio webcast using the website link https://events.q4inc.com/attendee/218206682. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 3:00 p.m. ET April 19th through 11:00 p.m. ET May 19th by dialing 1-866-813-9403, using access code 279348.

Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.

Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company's subsequent Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission; adverse developments in the financial services industry generally such as the recent bank failures and any related impact on depositor behavior; risks related to the sufficiency of liquidity; the potential adverse effects of unusual and infrequently occurring events such as the COVID-19 pandemic and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts such as the war between Russia and Ukraine; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.

About Western Alliance Bancorporation
With more than $65 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. Through its primary subsidiary, Western Alliance Bank, Member FDIC, business clients benefit from a full spectrum of tailored banking solutions and outstanding service delivered by industry experts who put customers first. Major accolades include #2 best-performing of the 50 largest public U.S. banks in the S&P Global Market Intelligence listing for 2021, and #1 Best Emerging Regional Bank for 2022 by Bank Director. Serving clients across the country wherever business happens, Western Alliance Bank operates individual, full-service banking and financial brands with offices in key markets nationwide. For more information, visit westernalliancebank.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
	As of March 31,
	2023	2022	Change %
	(in millions)
Total assets	$71,047	$60,576	17.3%
Loans held for sale	7,022	4,762	47.5
HFI loans, net of deferred fees	46,435	41,119	12.9
Investment securities	9,493	8,277	14.7
Total deposits	47,587	52,160	(8.8)
Borrowings	15,853	833	NM
Qualifying debt	895	893	0.2
Stockholders' equity	5,521	5,012	10.2
Tangible common equity, net of tax (1)	4,551	4,021	13.2
Common equity Tier 1 capital	5,159	4,292	20.2

Selected Income Statement Data:
	For the Three Ended March 31,
	2023	2022	Change %
	(in millions, except per share data)
Interest income	$968.9	$484.5	100.0%
Interest expense	359.0	35.0	NM
Net interest income	609.9	449.5	35.7
Provision for credit losses	19.4	9.0	NM
Net interest income after provision for credit losses	590.5	440.5	34.1
Non-interest income	(58.0)	106.3	NM
Non-interest expense	347.9	248.6	39.9
Income before income taxes	184.6	298.2	(38.1)
Income tax expense	42.4	58.1	(27.0)
Net income	142.2	240.1	(40.8)
Dividends on preferred stock	3.2	3.2	—
Net income available to common stockholders	$139.0	$236.9	(41.3)
Diluted earnings per common share	$1.28	$2.22	(42.3)

(1)    See Reconciliation of Non-GAAP Financial Measures.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended March 31,
	2023	2022	Change %
Diluted earnings per common share	$1.28	$2.22	(42.3)%
Book value per common share	47.72	43.56	9.6
Tangible book value per common share, net of tax (1)	41.56	37.13	11.9
Average common shares outstanding (in millions):
Basic	108.2	106.0	2.0
Diluted	108.3	106.6	1.6
Common shares outstanding	109.5	108.3	1.1

Selected Performance Ratios:
Return on average assets (2)	0.81%	1.64%	(50.6)%
Return on average tangible common equity (1, 2)	12.2	23.9	(49.0)
Return on average tangible common equity, excluding AOCI (1, 2)	10.8	23.6	(54.2)
Net interest margin (2)	3.79	3.32	14.2
Efficiency ratio - tax equivalent basis (1)	43.2	43.2	—
HFI loan to deposit ratio	97.6	78.8	23.9

Asset Quality Ratios:
Net charge-offs (recoveries) to average loans outstanding (2)	0.05%	0.00%	NM
Nonaccrual loans to funded HFI loans	0.23	0.22	4.5
Nonaccrual loans and repossessed assets to total assets	0.17	0.17	0.0
Allowance for loan losses to funded HFI loans	0.66	0.63	4.8
Allowance for loan losses to nonaccrual HFI loans	286	283	1.0

Capital Ratios:
	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022
Tangible common equity (1)	6.5%	6.5%	6.7%
Common Equity Tier 1 (3)	9.4	9.3	9.0
Tier 1 Leverage ratio (3)	7.8	7.8	8.0
Tier 1 Capital (3)	10.1	10.0	9.8
Total Capital (3)	12.1	12.1	12.0

(1)    See Reconciliation of Non-GAAP Financial Measures.
(2)    Annualized on an actual/actual basis for periods less than 12 months.
(3)    Capital ratios for March 31, 2023 are preliminary.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended March 31,
	2023	2022
	(dollars in millions, except per share data)
Interest income:
Loans	$832.7	$434.7
Investment securities	96.1	48.0
Other	40.1	1.8
Total interest income	968.9	484.5
Interest expense:
Deposits	231.6	14.1
Qualifying debt	9.3	8.4
Borrowings	118.1	12.5
Total interest expense	359.0	35.0
Net interest income	609.9	449.5
Provision for credit losses	19.4	9.0
Net interest income after provision for credit losses	590.5	440.5
Non-interest income:
Net loan servicing revenue	41.9	41.1
Net gain on loan origination and sale activities	31.4	36.9
Service charges and fees	9.5	7.0
Commercial banking related income	6.2	5.1
Gain on recovery from credit guarantees	3.3	2.3
Income from equity investments	1.4	4.1
(Loss) gain on sales of investment securities	(12.5)	6.9
Fair value loss adjustments, net	(147.8)	(6.6)
Other	8.6	9.5
Total non-interest income	(58.0)	106.3
Non-interest expenses:
Salaries and employee benefits	148.9	138.3
Deposit costs	86.9	9.3
Data processing	26.4	17.6
Legal, professional, and directors' fees	23.1	24.0
Occupancy	16.5	12.8
Insurance	15.7	7.2
Loan servicing expenses	13.8	10.8
Business development and marketing	5.2	4.4
Loan acquisition and origination expenses	4.4	6.5
Gain on extinguishment of debt	(12.7)	—
Net loss on sales and valuations of repossessed and other assets	—	0.1
Other	19.7	17.6
Total non-interest expense	347.9	248.6
Income before income taxes	184.6	298.2
Income tax expense	42.4	58.1
Net income	142.2	240.1
Dividends on preferred stock	3.2	3.2
Net income available to common stockholders	$139.0	$236.9

Earnings per common share:
Diluted shares	108.3	106.6
Diluted earnings per share	$1.28	$2.22

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
	(in millions, except per share data)
Interest income:
Loans	$832.7	$785.1	$657.0	$516.6	$434.7
Investment securities	96.1	89.4	75.9	59.3	48.0
Other	40.1	13.8	6.5	3.7	1.8
Total interest income	968.9	888.3	739.4	579.6	484.5
Interest expense:
Deposits	231.6	157.6	77.6	27.1	14.1
Qualifying debt	9.3	9.1	8.9	8.6	8.4
Borrowings	118.1	81.9	50.8	18.9	12.5
Total interest expense	359.0	248.6	137.3	54.6	35.0
Net interest income	609.9	639.7	602.1	525.0	449.5
Provision for credit losses	19.4	3.1	28.5	27.5	9.0
Net interest income after provision for credit losses	590.5	636.6	573.6	497.5	440.5
Non-interest income:
Net loan servicing revenue	41.9	21.4	23.0	45.4	41.1
Net gain on loan origination and sale activities	31.4	25.4	14.5	27.2	36.9
Service charges and fees	9.5	5.9	6.5	7.6	7.0
Commercial banking related income	6.2	5.5	5.1	5.8	5.1
Gain on recovery from credit guarantees	3.3	3.0	0.4	9.0	2.3
Income from equity investments	1.4	4.2	4.3	5.2	4.1
(Loss) gain on sales of investment securities	(12.5)	0.1	—	(0.2)	6.9
Fair value loss adjustments, net	(147.8)	(9.2)	(2.8)	(10.0)	(6.6)
Other	8.6	5.2	10.8	5.0	9.5
Total non-interest income	(58.0)	61.5	61.8	95.0	106.3
Non-interest expenses:
Salaries and employee benefits	148.9	125.7	136.5	139.0	138.3
Deposit costs	86.9	82.2	56.2	18.1	9.3
Data processing	26.4	23.9	21.8	19.7	17.6
Legal, professional, and directors' fees	23.1	26.0	24.8	25.1	24.0
Occupancy	16.5	15.8	13.9	13.0	12.8
Insurance	15.7	8.9	8.1	6.9	7.2
Loan servicing expenses	13.8	14.8	15.2	14.7	10.8
Business development and marketing	5.2	7.3	5.0	5.4	4.4
Loan acquisition and origination expenses	4.4	4.4	5.8	6.4	6.5
Net (gain) loss on sales and valuations of repossessed and other assets	—	(0.3)	(0.2)	(0.3)	0.1
Gain on extinguishment of debt	(12.7)	—	—	—	—
Other	19.7	24.7	18.7	20.9	17.6
Total non-interest expense	347.9	333.4	305.8	268.9	248.6
Income before income taxes	184.6	364.7	329.6	323.6	298.2
Income tax expense	42.4	71.7	65.6	63.4	58.1
Net income	142.2	293.0	264.0	260.2	240.1
Dividends on preferred stock	3.2	3.2	3.2	3.2	3.2
Net income available to common stockholders	$139.0	$289.8	$260.8	$257.0	$236.9

Earnings per common share:
Diluted shares	108.3	108.4	107.9	107.7	106.6
Diluted earnings per share	$1.28	$2.67	$2.42	$2.39	$2.22

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
	(in millions)
Assets:
Cash and due from banks	$3,639	$1,043	$1,610	$1,886	$2,602
Investment securities	9,493	8,760	8,603	8,802	8,277
Loans held for sale	7,022	1,184	2,204	2,803	4,762
Loans held for investment:
Commercial and industrial	15,503	20,710	22,318	20,754	17,862
Commercial real estate - non-owner occupied	9,617	9,319	8,668	7,775	6,849
Commercial real estate - owner occupied	1,809	1,818	1,848	1,848	1,805
Construction and land development	4,407	4,013	3,621	3,231	3,278
Residential real estate	15,024	15,928	15,674	14,908	11,270
Consumer	75	74	72	56	55
Loans HFI, net of deferred fees	46,435	51,862	52,201	48,572	41,119
Allowance for loan losses	(305)	(310)	(304)	(273)	(258)
Loans HFI, net of deferred fees and allowance	46,130	51,552	51,897	48,299	40,861
Mortgage servicing rights	910	1,148	1,044	826	950
Premises and equipment, net	293	276	237	210	196
Operating lease right-of-use asset	156	163	131	136	142
Other assets acquired through foreclosure, net	11	11	11	12	12
Bank owned life insurance	183	182	181	180	179
Goodwill and other intangibles, net	677	680	682	695	698
Other assets	2,533	2,735	2,565	2,206	1,897
Total assets	$71,047	$67,734	$69,165	$66,055	$60,576
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$16,465	$19,691	$24,926	$23,721	$23,520
Interest bearing:
Demand	10,719	9,507	8,350	8,387	8,268
Savings and money market	13,845	19,397	19,202	19,026	18,553
Certificates of deposit	6,558	5,049	3,111	2,578	1,818
Total deposits	47,587	53,644	55,589	53,712	52,159
Borrowings	15,853	6,299	6,319	5,210	833
Qualifying debt	895	893	889	891	893
Operating lease liability	184	185	149	151	155
Accrued interest payable and other liabilities	1,007	1,357	1,198	1,132	1,524
Total liabilities	65,526	62,378	64,144	61,096	55,564
Stockholders' Equity:
Preferred stock	295	295	295	295	295
Common stock and additional paid-in capital	2,054	2,058	2,049	1,990	1,979
Retained earnings	3,764	3,664	3,413	3,192	2,973
Accumulated other comprehensive (loss) income	(592)	(661)	(736)	(518)	(235)
Total stockholders' equity	5,521	5,356	5,021	4,959	5,012
Total liabilities and stockholders' equity	$71,047	$67,734	$69,165	$66,055	$60,576

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses on Loans
Unaudited
	Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
	(in millions)
Allowance for loan losses
Balance, beginning of period	$309.7	$304.1	$273.2	$257.6	$252.5
Provision for credit losses (1)	1.0	7.4	29.0	17.0	5.3
Recoveries of loans previously charged-off:
Commercial and industrial	3.2	0.3	3.8	0.8	2.4
Commercial real estate - non-owner occupied	—	—	0.1	—	—
Commercial real estate - owner occupied	—	0.1	—	0.1	—
Construction and land development	—	—	0.1	—	—
Residential real estate	—	—	—	0.1	—
Consumer	—	—	—	—	—
Total recoveries	3.2	0.4	4.0	1.0	2.4
Loans charged-off:
Commercial and industrial	9.1	1.1	2.1	2.4	2.6
Commercial real estate - non-owner occupied	—	—	—	—	—
Commercial real estate - owner occupied	—	0.5	—	—	—
Construction and land development	—	0.6	—	—	—
Residential real estate	—	—	—	—	—
Consumer	0.1	—	—	—	—
Total loans charged-off	9.2	2.2	2.1	2.4	2.6
Net loan charge-offs (recoveries)	6.0	1.8	(1.9)	1.4	0.2
Balance, end of period	$304.7	$309.7	$304.1	$273.2	$257.6

Allowance for unfunded loan commitments
Balance, beginning of period	$47.0	$52.1	$53.8	$43.3	$37.6
(Recovery of) provision for credit losses (1)	(2.2)	(5.1)	(1.7)	10.5	5.7
Balance, end of period (2)	$44.8	$47.0	$52.1	$53.8	$43.3

Components of the allowance for credit losses on loans
Allowance for loan losses	$304.7	$309.7	$304.1	$273.2	$257.6
Allowance for unfunded loan commitments	44.8	47.0	52.1	53.8	43.3
Total allowance for credit losses on loans	$349.5	$356.7	$356.2	$327.0	$300.9

Net charge-offs (recoveries) to average loans - annualized	0.05%	0.01%	(0.02)%	0.01%	0.00%

Allowance ratios
Allowance for loan losses to funded HFI loans (3)	0.66%	0.60%	0.58%	0.56%	0.63%
Allowance for credit losses to funded HFI loans (3)	0.75	0.69	0.68	0.67	0.73
Allowance for loan losses to nonaccrual HFI loans	286	364	338	321	283
Allowance for credit losses to nonaccrual HFI loans	327	420	396	385	331
(1)    The above tables reflect the provision for credit losses on funded and unfunded loans. There was a $19.3 million and $1.3 million provision for credit losses on AFS and HTM investment securities, respectively, for the three months ended March 31, 2023. The allowance for credit losses on AFS and HTM investment securities totaled $2.2 million and $6.5 million, respectively, as of March 31, 2023.
(2)    The allowance for unfunded loan commitments is included as part of accrued interest payable and other liabilities on the balance sheet.
(3)    Ratio includes an allowance for credit losses of $20.8 million as of March 31, 2023 related to a pool of loans covered under four separate credit linked note transactions.

Western Alliance Bancorporation and Subsidiaries
Asset Quality Metrics
Unaudited
	Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
	(in millions)
Nonaccrual loans and repossessed assets
Nonaccrual loans	$107	$85	$90	$85	$91
Nonaccrual loans to funded HFI loans	0.23%	0.16%	0.17%	0.17%	0.22%
Repossessed assets	$11	$11	$11	$12	$12
Nonaccrual loans and repossessed assets to total assets	0.17%	0.14%	0.15%	0.15%	0.17%

Loans Past Due
Loans past due 90 days, still accruing (1)	$1	$—	$—	$—	$—
Loans past due 90 days, still accruing to funded HFI loans	—%	—%	—%	—%	—%
Loans past due 30 to 89 days, still accruing (2)	$58	$70	$56	$117	$58
Loans past due 30 to 89 days, still accruing to funded HFI loans	0.13%	0.13%	0.11%	0.24%	0.14%

Other credit quality metrics
Special mention loans	$320	$351	$312	$317	$350
Special mention loans to funded HFI loans	0.69%	0.68%	0.60%	0.65%	0.85%

Classified loans on accrual	$325	$280	$268	$232	$253
Classified loans on accrual to funded HFI loans	0.70%	0.54%	0.51%	0.48%	0.61%
Classified assets	$459	$393	$385	$346	$365
Classified assets to total assets	0.65%	0.58%	0.56%	0.52%	0.60%
(1)    Excludes government guaranteed residential mortgage loans of $494 million, $582 million, $644 million, and $827 million as of March 31, 2023, December 31, 2022, September 30, 2022, and June 30, 2022, respectively.
(2)    Excludes government guaranteed residential mortgage loans of $281 million, $334 million, $245 million, and $202 million as of March 31, 2023, December 31, 2022, September 30, 2022, and June 30, 2022, respectively.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	March 31, 2023			December 31, 2022
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)			($ in millions)
Interest earning assets
Loans held for sale	$2,153	$31.3	5.90%	$2,659	$37.8	5.63%
Loans held for investment:
Commercial and industrial	20,481	368.2	7.35	21,654	349.3	6.45
CRE - non-owner occupied	9,520	169.4	7.22	9,077	148.8	6.51
CRE - owner occupied	1,809	24.6	5.62	1,830	24.4	5.39
Construction and land development	4,230	93.3	8.94	3,798	80.2	8.38
Residential real estate	15,839	144.7	3.71	15,803	143.5	3.60
Consumer	73	1.2	6.82	71	1.1	6.26
Total HFI loans (1), (2), (3)	51,952	801.4	6.28	52,233	747.3	5.70
Securities:
Securities - taxable	6,658	75.2	4.58	6,397	68.4	4.25
Securities - tax-exempt	2,117	20.9	5.00	2,068	21.0	5.07
Total securities (1)	8,775	96.1	4.68	8,465	89.4	4.45
Cash and other	3,331	40.1	4.88	1,361	13.8	4.02
Total interest earning assets	66,211	968.9	5.99	64,718	888.3	5.50
Non-interest earning assets
Cash and due from banks	265			289
Allowance for credit losses	(315)			(308)
Bank owned life insurance	182			181
Other assets	4,931			4,613
Total assets	$71,274			$69,493
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$10,534	$68.2	2.63%	$8,754	$43.6	1.98%
Savings and money market	18,066	115.5	2.59	18,651	88.0	1.87
Certificates of deposit	5,520	47.9	3.52	4,260	26.0	2.42
Total interest-bearing deposits	34,120	231.6	2.75	31,665	157.6	1.97
Short-term borrowings	7,288	87.5	4.87	5,440	54.8	3.99
Long-term debt	1,275	30.6	9.73	1,240	27.1	8.68
Qualifying debt	893	9.3	4.24	890	9.1	4.08
Total interest-bearing liabilities	43,576	359.0	3.34	39,235	248.6	2.51
Interest cost of funding earning assets			2.20			1.52
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	20,521			23,729
Other liabilities	1,589			1,296
Stockholders’ equity	5,588			5,233
Total liabilities and stockholders' equity	$71,274			$69,493
Net interest income and margin (4)		$609.9	3.79%		$639.7	3.98%

(1)     Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $8.8 million and $9.0 million for the three months ended March 31, 2023 and December 31, 2022, respectively.
(2)    Included in the yield computation are net loan fees of $35.6 million and $34.8 million for the three months ended March 31, 2023 and December 31, 2022, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	March 31, 2023			March 31, 2022
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)			($ in millions)
Interest earning assets
Loans held for sale	$2,153	$31.3	5.90%	$6,522	$50.4	3.14%
Loans held for investment:
Commercial and industrial	20,481	368.2	7.35	17,487	165.9	3.91
CRE - non-owner-occupied	9,520	169.4	7.22	6,690	73.2	4.44
CRE - owner-occupied	1,809	24.6	5.62	1,859	22.8	5.07
Construction and land development	4,230	93.3	8.94	3,090	41.7	5.47
Residential real estate	15,839	144.7	3.71	10,384	80.2	3.13
Consumer	73	1.2	6.82	52	0.5	3.95
Total HFI loans (1), (2), (3)	51,952	801.4	6.28	39,562	384.3	3.98
Securities:
Securities - taxable	6,658	75.2	4.58	5,534	29.9	2.19
Securities - tax-exempt	2,117	20.9	5.00	2,136	18.1	4.29
Total securities (1)	8,775	96.1	4.68	7,670	48.0	2.77
Cash and other	3,331	40.1	4.88	2,057	1.8	0.36
Total interest earning assets (4)	66,211	968.9	5.99	55,811	484.5	3.58
Non-interest earning assets
Cash and due from banks	265			245
Allowance for credit losses	(315)			(262)
Bank owned life insurance	182			181
Other assets	4,931			3,299
Total assets	$71,274			$59,274
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$10,534	$68.2	2.63%	$7,743	$2.7	0.14%
Savings and money market accounts	18,066	115.5	2.59	18,131	9.6	0.21
Certificates of deposit	5,520	47.9	3.52	1,920	1.8	0.38
Total interest-bearing deposits	34,120	231.6	2.75	27,794	14.1	0.21
Short-term borrowings	7,288	87.5	4.87	1,150	1.7	0.62
Long-term debt	1,275	30.6	9.73	770	10.8	5.67
Qualifying debt	893	9.3	4.24	896	8.4	3.81
Total interest-bearing liabilities	43,576	359.0	3.34	30,610	35.0	0.46
Interest cost of funding earning assets			2.20			0.26
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	20,521			22,580
Other liabilities	1,589			1,095
Stockholders’ equity	5,588			4,989
Total liabilities and stockholders' equity	$71,274			$59,274
Net interest income and margin (5)		$609.9	3.79%		$449.5	3.32%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $8.8 million and $8.0 million for the three months ended March 31, 2023 and 2022, respectively.
(2)    Included in the yield computation are net loan fees of $35.6 million and $29.1 million for the three months ended March 31, 2023 and 2022, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:
	Consolidated Company	Commercial	Consumer Related	Corporate & Other
At March 31, 2023:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$13,132	$12	$—	$13,120
Loans HFS	7,022	4,732	2,290	—
Loans HFI, net of deferred fees and costs	46,435	27,282	19,153	—
Less: allowance for credit losses	(305)	(255)	(50)	—
Net loans HFI	46,130	27,027	19,103	—
Other assets acquired through foreclosure, net	11	11	—	—
Goodwill and other intangible assets, net	677	293	384	—
Other assets	4,075	550	1,703	1,822
Total assets	$71,047	$32,625	$23,480	$14,942
Liabilities:
Deposits	$47,587	$21,991	$20,017	$5,579
Borrowings and qualifying debt	16,748	8	927	15,813
Other liabilities	1,191	97	302	792
Total liabilities	65,526	22,096	21,246	22,184
Allocated equity:	5,521	2,545	1,613	1,363
Total liabilities and stockholders' equity	$71,047	$24,641	$22,859	$23,547
Excess funds provided (used)	—	(7,984)	(621)	8,605

No. of offices	57	47	8	2
No. of full-time equivalent employees	3,340	678	731	1,931

Income Statement:

Three Months Ended March 31, 2023:	(in millions)
Net interest income	$609.9	$389.4	$199.3	$21.2
Provision for (recovery of) credit losses	19.4	(2.7)	1.5	20.6
Net interest income (expense) after provision for credit losses	590.5	392.1	197.8	0.6
Non-interest income	(58.0)	(96.7)	51.0	(12.3)
Non-interest expense	347.9	136.0	192.0	19.9
Income (loss) before income taxes	184.6	159.4	56.8	(31.6)
Income tax expense (benefit)	42.4	38.5	12.8	(8.9)
Net income (loss)	$142.2	$120.9	$44.0	$(22.7)

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:
	Consolidated Company	Commercial	Consumer Related	Corporate & Other
At December 31, 2022:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$9,803	$12	$—	$9,791
Loans held for sale	1,184	—	1,184	—
Loans, net of deferred fees and costs	51,862	31,414	20,448	—
Less: allowance for credit losses	(310)	(262)	(48)	—
Total loans	51,552	31,152	20,400	—
Other assets acquired through foreclosure, net	11	11	—	—
Goodwill and other intangible assets, net	680	293	387	—
Other assets	4,504	435	2,180	1,889
Total assets	$67,734	$31,903	$24,151	$11,680
Liabilities:
Deposits	$53,644	$29,494	$18,492	$5,658
Borrowings and qualifying debt	7,192	27	340	6,825
Other liabilities	1,542	83	656	803
Total liabilities	62,378	29,604	19,488	13,286
Allocated equity:	5,356	2,684	1,691	981
Total liabilities and stockholders' equity	$67,734	$32,288	$21,179	$14,267
Excess funds provided (used)	—	385	(2,972)	2,587

No. of offices	56	46	8	2
No. of full-time equivalent employees	3,365	671	785	1,909

Income Statement:

Three Months Ended March 31, 2022:	(in millions)
Net interest income	$449.5	$334.9	$183.2	$(68.6)
Provision for (recovery of) credit losses	9.0	0.6	10.5	(2.1)
Net interest income (expense) after provision for credit losses	440.5	334.3	172.7	(66.5)
Non-interest income	106.3	16.9	79.2	10.2
Non-interest expense	248.6	114.4	125.0	9.2
Income (loss) before income taxes	298.2	236.8	126.9	(65.5)
Income tax expense (benefit)	58.1	56.2	30.4	(28.5)
Net income (loss)	$240.1	$180.6	$96.5	$(37.0)

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
	(in millions)
Net interest income	$609.9	$639.7	$602.1	$525.0	$449.5
Total non-interest income	(58.0)	61.5	61.8	95.0	106.3
Adjusted for:
Loss (gain) on sales of investment securities	12.5	(0.1)	—	0.2	(6.9)
Fair value loss adjustments, net	147.8	9.2	2.8	10.0	6.6
Total non-interest income, adjusted	$102.3	$70.6	$64.6	$105.2	$106.0
Net revenue, adjusted	$712.2	$710.3	$666.7	$630.2	$555.5
Total non-interest expense	347.9	333.4	305.8	268.9	248.6
Adjusted for:
Gain on extinguishment of debt	12.7	—	—	—	—
Total non-interest expense, adjusted	$360.6	$333.4	$305.8	$268.9	$248.6
Pre-provision net revenue (1)	$351.6	$376.9	$360.9	$361.3	$306.9
Less:
Provision for credit losses	19.4	3.1	28.5	27.5	9.0
Income tax expense	42.4	71.7	65.6	63.4	58.1
Loss (gain) on sales of investment securities	12.5	(0.1)	—	0.2	(6.9)
Fair value loss adjustments, net	147.8	9.2	2.8	10.0	6.6
Plus: Gain on extinguishment of debt	12.7	—	—	—	—
Net income	$142.2	$293.0	$264.0	$260.2	$240.1

Efficiency Ratio by Quarter:
Total non-interest expense, adjusted	$360.6	$333.4	$305.8	$268.9	$248.6
Less:
Deposit costs	86.9	82.2	56.2	18.1	9.3
Divided by:
Total net interest income	609.9	639.7	602.1	525.0	449.5
Plus:
Tax equivalent interest adjustment	8.8	9.0	8.5	8.2	8.0
Total non-interest income, adjusted	102.3	70.6	64.6	105.2	106.0
Less:
Deposit costs	86.9	82.2	56.2	18.1	9.3
	$634.1	$637.1	$619.0	$620.3	$554.2
Efficiency ratio - tax equivalent basis (2)	43.2%	39.4%	40.3%	40.4%	43.2%

Earnings per Share, Adjusted:
Net income available to common stockholders	$139.0	$289.8	$260.8	$257.0	$236.9
Adjusted for:
Loss (gain) on sales of investment securities	12.5	(0.1)	—	0.2	(6.9)
Fair value loss adjustments, net	147.8	9.2	2.8	10.0	6.6
Gain on extinguishment of debt	(12.7)	—	—	—	—
Tax effect of adjustments	(37.9)	(1.8)	(0.6)	(2.0)	0.1
Net income available to common stockholders, adjusted	$248.7	$297.1	$263.0	$265.2	$236.7
Diluted shares	108.3	108.4	107.9	107.7	106.6
Diluted earnings per share, adjusted (1)	$2.30	$2.74	$2.44	$2.46	$2.22

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Tangible Common Equity:
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
	(dollars and shares in millions)
Total stockholders' equity	$5,521	$5,356	$5,021	$4,959	$5,012
Less:
Goodwill and intangible assets	677	680	682	695	698
Preferred stock	295	295	295	295	295
Total tangible common equity	4,549	4,381	4,044	3,969	4,019
Plus: deferred tax - attributed to intangible assets	2	2	3	2	2
Total tangible common equity, net of tax	$4,551	$4,383	$4,047	$3,971	$4,021
Total assets	$71,047	$67,734	$69,165	$66,055	$60,576
Less: goodwill and intangible assets, net	677	680	682	695	698
Tangible assets	70,370	67,054	68,483	65,360	59,878
Plus: deferred tax - attributed to intangible assets	2	2	3	2	2
Total tangible assets, net of tax	$70,372	$67,056	$68,486	$65,362	$59,880
Tangible common equity ratio (3)	6.5%	6.5%	5.9%	6.1%	6.7%
Common shares outstanding	109.5	108.9	108.9	108.3	108.3
Tangible book value per share, net of tax (3)	$41.56	$40.25	$37.16	$36.67	$37.13

Return on Average Tangible Common Equity, Adjusted:
	Three Months Ended
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Net income available to common shareholders	$139.0	$289.8	$260.8	$257.0	$236.9
Adjusted for:
Loss (gain) on sales of investment securities	12.5	(0.1)	—	0.2	(6.9)
Fair value loss adjustments, net	147.8	9.2	2.8	10.0	6.6
Gain on extinguishment of debt	(12.7)	—	—	—	—
Tax effect of adjustments	(37.9)	(1.8)	(0.6)	(2.0)	0.1
Adjusted net income available to common shareholders	$248.7	$297.1	$263.0	$265.2	$236.7
Divided by:
Average stockholders' equity	$5,587.8	$5,232.6	$5,149.6	$5,021.4	$4,988.9
Less:
Average goodwill and intangible assets	678.6	681.3	694.1	697.3	679.3
Average preferred stock	294.5	294.5	294.5	294.5	294.5
Average tangible common equity	$4,614.7	$4,256.8	$4,161.1	$4,029.6	$4,015.1
Return on average tangible common equity, adjusted (1)	21.9%	27.7%	25.1%	26.4%	23.9%

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Return on Average Assets, Adjusted:
	Three Months Ended
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
	(in millions)
Net income	$142.2	$293.0	$264.0	$260.2	$240.1
Adjusted for:
Loss (gain) on sales of investment securities	12.5	(0.1)	—	0.2	(6.9)
Fair value loss adjustments, net	147.8	9.2	2.8	10.0	6.6
Gain on extinguishment of debt	(12.7)	—	—	—	—
Tax effect of adjustments	(37.9)	(1.8)	(0.6)	(2.0)	0.1
Net income, adjusted	$251.9	$300.3	$266.2	$268.4	$239.9
Divided by:
Average Assets	$71,274.0	$69,493.0	$68,376.0	$64,271.0	$59,273.5
Return on average assets, adjusted (1)	1.43%	1.71%	1.54%	1.68%	1.64%

Non-GAAP Financial Measures Footnotes

(1)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(2)	We believe this non-GAAP ratio provides a useful metric to measure the efficiency of the Company.
(3)	We believe this non-GAAP metric provides an important metric with which to analyze and evaluate financial condition and capital strength. In addition, we believe that use of tangible equity and tangible assets improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476